Execution Version

AMENDMENT 6 TO TERM LOAN AGREEMENT

THIS AMENDMENT 6, dated as of April 4, 2018 and effective as of March 31, 2018 (this “Amendment”), is made among TearLab Corporation, a Delaware corporation (“Borrower”), the subsidiary guarantors listed on the signature pages hereof under the heading “SUBSIDIARY GUARANTORS” (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Term Loan Agreement, dated as of March 4, 2015, as amended by the Omnibus Amendment Agreement, dated as of April 2, 2015, Amendment 2, dated as of August 6, 2015, Amendment 3, dated as of December 31, 2015, Amendment 4, dated as of April 7, 2016, and Amendment 5, dated as of October 12, 2017 (the “Loan Agreement”), with the Subsidiary Guarantors from time to time party thereto.

WHEREAS, the Borrower has requested, and the Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendment. Subject to Section 3:

(a) Section 3.02(c) of the Loan Agreement is hereby amended by adding the following sentences to the end thereof:

“Notwithstanding the foregoing sentence or any other provision of the Loan Documents to the contrary, Borrower shall not be required to pay, in cash, accrued interest on the Loans that would otherwise be payable on each Payment Date between (and including) March 31, 2018 through (and including) December 31, 2018 (such period being the “Deferral Period” and such interest being the “Deferral Period Interest”). Instead, the Deferral Period Interest payable on any Payment Date during the Deferral Period shall be added to the outstanding principal amount of the Loans as of such Payment Date, and such increased outstanding principal amount shall continue to accrue interest in accordance with the provisions of this Agreement, at the rate of 13.00% per annum; provided, however, that interest payable at the Default Rate shall be payable from time to time in cash and on demand.”

(b) Section 8.10 of the Loan Agreements is amended and restated in its entirety as follows:

“8.10 Board Observation Rights. Borrower shall, concurrently with delivery to Borrower’s Board of Directors (the “Board”), give a designated representative of the Lenders (who may change from time to time at the sole discretion of CRG Servicing LLC, as agent for Lenders) (the “Representative”) copies of all notices, minutes, consents and other material that Borrower provides to its directors, and shall permit the Representative to attend all meetings of the Board as a non-voting observer, except that the Representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect highly confidential proprietary information. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, the Representative may address the Board with respect to a Lender’s concerns regarding significant business issues facing Borrower.”

(d) Section 9.01 of the Loan Agreement is amended as follows:

(i) Clause (g) thereof is amended and restated in its entirety as follows:

“(g) [Reserved].”;

(ii) Clause (h) thereof is amended by replacing the phrase “, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(g), does not exceed $500,000” appearing in subclause (ii) with the phrase “does not exceed $200,000”; and

(iii) Clause (n) thereof is amended and restated in its entirety as follows:

“(n) [Reserved].”

(e) Section 9.03(e) of the Loan Agreement is amended by amending and restating such clause in its entirety as follows:

“(e) [Reserved].”

(f) Section 9.05 of the Loan Agreement is amended as follows:

(i) Clause (f) thereof is amended by deleting the phrase “(i) Investments by any Obligor in any Subsidiary of Borrower that is not a Subsidiary Guarantor, when added to Asset Sales permitted in reliance on Section 9.09(d)(ii), not exceeding $1,500,000 in the aggregate at any time; and (ii)”;

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(ii) Clause (k) thereof is amended by replacing the “; and” at the end thereof with “.”; and

(iii) Clause (l) thereof is deleted in its entirety.

(g) Section 9.09 of the Loan Agreement is amended as follows:

(i) Clause (d) thereof is amended and restated in its entirety as follows:

“(d) transfers of Property by any Subsidiary to any Obligor on arm’s length terms or for reasonably equivalent value;”;

(ii) Clause (g) thereof is amended by adding the word “and” at the end thereof;

(iii) Clause (h) thereof is amended by replacing the “; and” at the end thereof with “.”; and

(iv) Clause (i) thereof is amended by replacing the amount “$500,000” therein with “$50,000”.

(h) Section 10.01 of the Loan Agreement is amended and restated in its entirety as follows:

“Minimum Liquidity. Borrower shall maintain at all times Liquidity in an amount in excess of the greater of (i) $3,000,000 and (ii) the minimum cash balance that Borrower is required to maintain pursuant to any working capital revolving credit facility to which Borrower is a party and that is secured by Borrower’s accounts receivable (provided, however, that for greater certainty, Borrower shall not be permitted to enter into any such facility without the consent of the Lenders in accordance with the terms of this Agreement).”

SECTION 3. Conditions of Effectiveness.

(a) The effectiveness of Section 2 shall be subject to the following conditions precedent:

(i) The Warrants shall have been amended to revise the strike price to $0.44 per share.

(ii) The Fee Letter shall have been amended in form and substance satisfactory to the Lenders.

(iii) The Borrower shall have prepaid the Loans in part, in the principal amount of $1,000,000, and shall have paid accrued but unpaid interest on such principal being prepaid; provided, however, that the Borrower shall not be required to pay any Prepayment Premium or Facility Fee (as defined in the Fee Letter, as amended to date) with respect to such prepayment.

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(iv) The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

(v) The representations and warranties in Section 4 shall be true in all material respects on the date hereof and on the first date on which the conditions set forth in Section 3 shall have been satisfied.

SECTION 4. Representations and Warranties; Reaffirmation.

(a) The Borrower hereby represents and warrants to each Lender as follows:

(i) The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii) The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are true in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto), except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.

(iv) There has been no Material Adverse Effect since the date of the Loan Agreement.

(v) As of the date hereof, the Warrants represent 1.22% of Borrower’s fully diluted shares outstanding.

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(b) The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. The Borrower and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

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(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

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